UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 22, 2023

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	GMGI	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Golden Matrix Group, Inc. (the “Company”, “Golden Matrix”, “we” and “us”) with the Securities and Exchange Commission (the “SEC”) on January 12, 2023 (the “January 2023 Current Report”), we entered into a Sale and Purchase Agreement of Share Capital (the “Original Purchase Agreement”) with Aleksandar Milovanović, Zoran Milosevic and Snežana Božović (collectively, the “Sellers”), the owners of Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia; Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro; Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta; and Meridian Gaming (Cy) Ltd, a company formed and registered in the republic of Cyprus (collectively, the “Meridian Companies”). Pursuant to the Original Purchase Agreement, we agreed to acquire 100% of the Meridian Companies (the “Purchase”).

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on June 30, 2023 (the “June 2023 Current Report”), on June 28, 2023, we entered into an Amended and Restated Sale and Purchase Agreement of Share Capital dated June 27, 2023, with the Sellers (the “A&R Purchase Agreement”), which amended certain provisions of the Original Purchase Agreement.

Subsequent to the entry into the A&R Purchase Agreement, the parties continued to discuss the post-closing management of the Company, the terms of the closing, the conditions associated therewith, funding needed to complete the transaction, and additional items, and on September 27, 2023, the Company and the Sellers entered into a First Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital, dated September 22, 2023 (the “First Amendment”). The First Amendment, amended the A&R Purchase Agreement, to among other things, to:

1.

provide that, with the consent of, and in the sole discretion of, the Sellers, up to $20 million of the $30 million required to be paid to the Sellers by the Company at the closing of the A&R Purchase Agreement (the “Closing”), may be paid from cash on hand of the Meridian Companies at closing (the “Reallocated Closing Cash”), including from the $10 million of cash the Sellers are required to have as of Closing pursuant to the terms of the A&R Purchase Agreement;

2.

provide that the parties are required to enter into, at or prior to Closing, a Day-to-Day Management Agreement (the “Management Agreement”) and Nomination and Voting Agreement (the “Voting Agreement”) (along with Anthony Brian Goodman, the Company’s Chief Executive Officer, and an entity which he controls, who are also required to also enter into the Voting Agreement)(each as discussed below);

3.

provide Mr. Milosevic the right, for two years following the Closing, to be appointed as Chief Operating Officer of the Company, and that upon such appointment, or for two years after notice of such appointment is provided to the Company, he has the right to require the Company to enter into an employment agreement with him in the same form as Mr. Goodman’s then employment agreement as Chief Executive Officer;

4.

update the A&R Purchase Agreement to clarify that the fairness opinion previously required to be obtained by the Company prior to closing, had already been obtained (which fairness opinion was provided to the Company on September 22, 2023);

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5.	extend the date that the Closing is required to have been completed by from December 31, 2023, to March 31, 2024, or such other later date as may be approved by the mutual consent of the parties;

6.

remove the requirement that the Sellers obtain shareholder and restrictive covenant agreements from the minority shareholders of the subsidiaries of the Meridian Companies and that the Company enter into employment agreements with each of the Sellers at Closing;

7.

clarify that the Company is required to seek shareholder approval for an amendment to the Company’s Articles of Incorporation providing for the declassification of the Board of Directors of the Purchaser, an opt-out of Nevada’s Control Share Act, and Bylaw-amending authority by the Board and, separately (and superiorly), the Shareholders, in a form reasonably acceptable to the Sellers (instead of a full amendment and restatement of the Articles of Incorporation);

8.

allow the Company to issue debt in connection with the borrowing of funds to pay the purchase price, and up to 15 million shares of common stock in connection with fund raising activities to pay the purchase price or for general working capital, subject to the Seller’s prior written consent in their sole discretion;

9.

remove the requirement that the Company raise $30 million in funding prior to Closing, and instead provide that the funding required for closing may come from any number of sources, including the Reallocated Closing Cash, borrowed funds and/or securities sold (subject to the prior written consent of the Sellers in their sole discretion), and cash generated by the Company through the Closing date;

10.

provide that the parties will seek Nasdaq approval of an initial listing application of the combined company prior to Closing, to the extent required by Nasdaq, and that to the extent required, such Nasdaq initial listing approval will be a condition to closing the acquisition, provided that regardless, the continued listing of the Company’s common stock following the Closing is a condition to Closing;

11.

certain limited rights, subject to approval of the Sellers, for the Company to assign certain of its rights under the A&R Purchase Agreement to the extent required by any funding source of the Company;

12.

revise the terms of the Series C Voting Preferred Stock required to be designated by the Company prior to Closing, 1,000 shares of which are required to be issued to the Sellers at the Closing, to provide that if the aggregate beneficial ownership of the Sellers (without taking into account any shares of common stock issuable upon conversion of the Series C Voting Preferred Stock), decreases to 40% or less of the outstanding common stock of the Company, the Sellers, pursuant to the terms of the Series C Voting Preferred Stock (discussed in greater detail in the January 2023 Current Report), have the right to appoint only one member of the Board of Directors, even if such beneficial ownership should increase above 40% again in the future (compared to two previously until (a) the Sellers’ combined aggregate ownership decreased to 10% of the Company’s outstanding common stock, pursuant to which the Series A Voting Preferred Stock automatically converts into common stock pursuant to its terms; or (b) unless the Company has less than five members of its Board of Directors (at which time the Series A Voting Preferred Stock has the right to appoint only one member, regardless of the beneficial ownership of the Sellers));

13.	include forms of the Voting Agreement and Management Agreement as exhibits to the A&R Purchase Agreement; and

14.	correct certain errors and cross references in the A&R Purchase Agreement, and update the A&R Purchase Agreement for certain required events which have previously occurred.

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As discussed above, pursuant to the First Amendment, a required term and condition of the Closing is that, prior to Closing, the Sellers and Anthony Brian Goodman, the Chief Executive Officer and Chairman of the Company (both individually and on behalf of Luxor Capital LLC, a Nevada limited liability company which he controls (“Luxor”)), enter into a Voting Agreement. The Voting Agreement currently contemplates, the Sellers and Mr. Goodman agreeing for two years following the Closing to:

(1)

vote their voting shares of the Company “For” appointment of those director nominees, nominated to the Board of Directors from time to time by the independent Nominating and Corporate Governance Committee of the Board of Directors of the Company (the “Committee”) which Committee is required to be composed of two members; and

(2)

not vote their shares to remove any directors nominated by the Committee, subject to certain rights to withhold votes for certain persons disqualified from serving as a member of the Board of Directors as described in the Voting Agreement.

Following the Closing, the Committee will be made up solely of two independent directors, one of whom will be the independent Board member appointed to the Board by the Sellers, who will chair the Committee, and one of whom will be an independent Director appointed by the full Board of Directors of the Company. If the Committee becomes deadlocked on a nominee, then the independent Director(s) on the Board will have the right to vote, and to collectively break the voting tie (voting by majority, provided that it is currently contemplated that the Board of Directors will consist of only one other independent member, other than those two independent members on the Committee).

Pursuant to the Voting Agreement, Mr. Goodman will agree to vote all of his voting shares of the Company for declassification of the Board. The Voting Agreement also includes restrictions on the ability of the Sellers to transfer shares of the Company which they hold, unless such transferees enter into a joinder to the Voting Agreement and includes a provision allowing any member of the Board nominated by the Sellers to share confidential information with the Sellers, but otherwise prohibiting them from sharing such confidential information with any other person.

Pursuant to the Voting Agreement, the Sellers will agree to not request, encourage, or support any independent directors nominated to the Board of Directors by the Sellers pursuant to the appointment right set forth in the Series C Voting Preferred Stock designation (the “Series C Appointment Right”), to remove Mr. Goodman as Chief Executive Officer of the Company (or reduce his ultimate authority to manage the Company, subject to the terms of the Management Agreement, discussed below) for a period of two years following the Closing, except as to a removal for cause (as defined in the Voting Agreement), or to the extent that failure to vote to remove Mr. Goodman would violate their fiduciary duties to the Company or its shareholders.

The Company has also agreed pursuant to the terms of the Voting Agreement, to amend its Bylaws prior to Closing, to provide for a Board of Directors consisting of a maximum of five (5) members.

Separately but relatedly, Zoran Milosevic and the Company also contemplate entering into the Management Agreement at Closing, which would prohibit the Company or its executives from materially interfering in the operation of the business of, and day-to-day operations of, the Meridian Companies by its current leadership (i.e., Mr. Milosevic, as Chief Executive Officer), while the Voting Agreement is in place. The purpose of that agreement is to ensure the continued running of the Meridian Companies in their ordinary course, for a finite period of time, by one or more individuals who (i) have grown such entities to their current, profitable levels, earning them an important level of corporate and business knowledge; and (ii) have the native-language abilities to easily communicate with mid-level and low-level employees, among other material advantages. The violation of that materiality-based restriction would also raise an option for the Sellers to suspend or terminate (at their discretion) the Voting Agreement. The Management Agreement would not, other than in connection with the day-to-day operations of the Meridian Companies, restrict the Board of Directors or management’s ability to manage the Meridian Companies or the Company as a whole.

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Pursuant to the Management Agreement, Mr. Milosevic will serve as the manager of the Meridian Companies and will supervise and direct the day-to-day operation of the Meridian Companies as Chief Executive Officer thereof. The initial term of the Management Agreement is two years from the Closing date, unless otherwise extended with the mutual agreement of the parties. Mr. Milosevic has the right to terminate the Management Agreement immediately upon the termination of the Voting Agreement; and Mr. Milosevic has the right to terminate the Voting Agreement immediately upon the expiration or termination of the Management Agreement.

The Management Agreement may also be terminated in writing by a non-breaching party in the event of the other party’s (i) fraud, gross negligence or willful misconduct in the performance of its obligations under the Management Agreement; or (ii)  the breach by the other party of any of its obligations under the Management Agreement, if such breach is not cured within such 30 days after written notice to breaching party is provided by the non-breaching party, or if such breach cannot reasonably be cured within 30 days, if such breaching party fails to commence the cure thereof within said 30 day period and thereafter fails to diligently pursue said cure or if such breaching party fails to complete said cure within 60 days of such breach.

In consideration for the services agreed to be provided by Mr. Milosevic under the Management Agreement and separate from the consideration due to him pursuant to the contemplated Employment Agreement, the Company will pay Mr. Milosevic $10 per year.

Pursuant to the Management Agreement, at least once per calendar year, but more frequently at the request of Mr. Milosevic and/or Golden Matrix’s Chief Executive Officer (the “CEO”) (but not more frequently than semi-annually), Mr. Milosevic shall prepare a budget for the upcoming year (or such shorter period as the parties may in their discretion determine) for the Meridian Companies (the “Budget”), which is required to be approved by the CEO.

* * * * *

The parties are committed to closing the transactions contemplated by the purchase agreement, as amended, are working towards preparing the required proxy statement filing, financial statements and related disclosures, and expect the acquisition to close during the first quarter of calendar 2024, subject to the closing conditions set forth in the A&R Purchase Agreement, as amended.

The representations, warranties and covenants of each party set forth in the A&R Purchase Agreement, as amended by the First Amendment (the “Purchase Agreement”) have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will only survive consummation of the Purchase as specifically set forth therein and (ii) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any factual information regarding the Company, their respective affiliates or their respective businesses. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, the Meridian Companies and the Sellers, their respective affiliates or their respective businesses, the Purchase Agreement and the Purchase, that will be contained in, or incorporated by reference into, the Proxy Statement the Company plans to file subsequent to the date hereof to seek shareholder approval for the Purchase, as well as in the Form 10-K, Form 10-Q and other filings that the Company makes hereafter with the SEC.

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The foregoing description of the First Amendment, Management Agreement, Voting Agreement, and designation of the Series C Voting Preferred Stock, is not complete and is subject to, and qualified in its entirety by reference to the First Amendment, attached as Exhibit 2.2 and the forms of Management Agreement, Voting Agreement and designation of the Series C Voting Preferred Stock, attached as Exhibits C, D and K to the First Amendment, which is attached as Exhibit 2.2 hereto, respectively, which are incorporated in this Item 1.01 by reference in their entirety.

Additional information regarding the terms of the Purchase, and the terms of the A&R Purchase Agreement, which were not amended by the First Amendment and A&R Purchase Agreement, respectively, are discussed in the January 2023 Current Report and June 2023 Current Report.

Item 3.02. Unregistered Sales of Equity Securities.

The information and disclosures set forth in Item 3.02 of the June 2023 Current Report is incorporated by reference into this Item 3.02 in its entirety, by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Clawback Policy. On September 22, 2023, the Board of Directors of the Company approved the adoption of a Policy for the Recovery of Erroneously Awarded Incentive Based Compensation (the “Clawback Policy”), with an effective date of October 2, 2023, in order to comply with the final clawback rules adopted by the Securities and Exchange Commission under Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended (“Rule 10D-1”), and the listing standards, as set forth in the Nasdaq Listing Rule 5608 (the “Final Clawback Rules”).

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers as defined in Rule 10D-1 (“Covered Officers”) of the Company in the event that the Company is required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Board of Directors may recoup from the Covered Officers erroneously awarded incentive compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement.

The foregoing summary of the Clawback Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Clawback Policy, a copy of which is attached hereto as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1#£

Amended and Restated Sale and Purchase Agreement of Share Capital dated June 27, 2023 by and between Golden Matrix Group, Inc., as purchaser and the shareholders of: Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia, Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro, Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta, and Meridian Gaming (Cy) Ltd, a company formed and registered in the Republic of Cyprus, as sellers (Filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 30, 2023, and incorporated by reference herein)(File No. 001-41326)

2.2*

First Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital dated September 22, 2023 by and between Golden Matrix Group, Inc., as purchaser and the shareholders of: Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia, Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro, Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta, and Meridian Gaming (Cy) Ltd, a company formed and registered in the Republic of Cyprus, as sellers

10.1*	Golden Matrix Group, Inc., Policy for the Recovery of Erroneously Awarded Incentive-Based Compensation
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

______

* Filed herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Golden Matrix Group, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

£ Certain personal information which would constitute an unwarranted invasion of personal privacy has been redacted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

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FORWARD-LOOKING STATEMENTS

Certain statements made in this Current Report on Form 8-K contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the ability of the parties to close the Purchase Agreement on the terms set forth in, and pursuant to the required timing set forth in, the Purchase Agreement, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or all of the Company or the Sellers (collectively, the “Purchase Agreement Parties”) to terminate the Purchase Agreement; the effect of such termination, including breakup and other fees potentially payable in connection therewith; the outcome of any legal proceedings that may be instituted against Purchase Agreement Parties or their respective directors or officers; the ability to obtain regulatory and other approvals and meet other closing conditions to the Purchase Agreement on a timely basis or at all, including the risk that regulatory and other approvals required for the Purchase Agreement are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or the expected benefits of the transaction; the ability of the Company to obtain the funding required to complete such acquisition, if any, the terms of such funding, potential dilution caused thereby and/or covenants agreed to in connection therewith; the ability to obtain approval by the Company’s shareholders on the expected schedule of the transactions contemplated by the Purchase Agreement; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Purchase Agreement; the ability of the Company to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; the expected synergistic relationships and cost savings from the transactions contemplated by the Purchase Agreement; uncertainty as to the long-term value of the common stock of the Company following the closing of the Purchase Agreement; the business, economic and political conditions in the markets in which Purchase Agreement Parties operate; the effect on the Company and its operations of the ongoing Ukraine/Russia conflict, increased interest rates, recessions and increased inflation; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company and/or its subsidiaries to obtain additional gaming licenses; the ability of the Company to manage growth; the Company’s ability to complete acquisitions and the available funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising, the conversion of outstanding preferred stock and/or acquisitions; the Company’s ability to maintain the listing of its common stock on the Nasdaq Capital Market; the Company’s expectations for future growth, revenues, and profitability; the Company’s expectations regarding future plans and timing thereof; the Company’s reliance on its management; the fact that the Company’s chief executive officer has voting control over the Company and the fact that the Sellers will obtain voting control over the Company following the completion of the Purchase; related party relationships; the potential effect of economic downturns, recessions, increases in interest rates and inflation, and market conditions, decreases in discretionary spending and therefore demand for our products and services, and increases in the cost of capital, related thereto, among other affects thereof, on the Company’s operations and prospects; the Company’s ability to protect proprietary information; the ability of the Company to compete in its market; the Company’s internal controls; dilution caused by efforts to obtain additional financing; the effect of current and future regulation, the Company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company’s programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products, including potential recessions and global economic slowdowns. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this communication and the press release furnished herewith, are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication and the press release furnished herewith, are described in the Company’s publicly filed reports, including, but not limited to, under the “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended October 31, 2022 and the Company’s Quarterly Report on Form 10‑Q for the quarter ended July 31, 2023. These reports are available at www.sec.gov.

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The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of any Purchase Agreement Parties are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this communication and the press release furnished herewith, are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this communication, except as required by law, and takes no obligation to update or correct information prepared by third parties that is not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote, proxy or approval in connection with the Purchase Agreement or related transactions. In connection with the transactions contemplated by the Purchase Agreement, the Company plans to file with the Securities and Exchange Commission (SEC) a proxy statement to seek shareholder approval for the Purchase Agreement and the issuance of shares of common stock in connection therewith, which, when finalized, will be sent to the shareholders of the Company seeking their approval of the respective transaction-related proposals, as well as other documents regarding the proposed transactions. This communication and the press release furnished herewith, are not a substitute for any proxy statement or other document the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PURCHASE AGREEMENT AND THE PROPOSED PURCHASE TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from the Company at its website, https://goldenmatrix.com/investors-overview. Documents filed with the SEC by the Company will be available free of charge on the “Investors,” “SEC Filings” page of our website at https://goldenmatrix.com/investors-overview/sec-filings/ or, alternatively, by directing a request by mail, email or telephone to the Company at 3651 Lindell Road, Suite D131, Las Vegas, NV 89103; ir@goldenmatrix.com; or (702) 318-7548, respectively.

Participants in the Solicitation

The Company and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective shareholders of the Company in respect of the transactions contemplated by the Purchase Agreement under the rules of the SEC. Information about the Company’s directors and executive officers and their ownership of the Company is available in the Company’s Schedule 14A Proxy Statement, as filed with the Securities and Exchange Commission on August 22, 2023.

The Sellers, the Meridian Companies, and their respective directors, managers, and executive officers may also be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Purchase Agreement. A list of the names of such parties and information regarding their interests in the Purchase Agreement will be included in the proxy statement for the Purchase Agreement when available.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the Purchase Agreement when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company using the sources indicated above.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Purchase Agreement and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: September 28, 2023	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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